Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2018 Second Quarter Distribution of $0.32 Per Share and Announces Fiscal Year 2018 First Quarter Financial Results

NEW YORK, NY, February 7, 2018 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its first fiscal quarter ended December 31, 2017.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

SELECTED FINANCIAL HIGHLIGHTS

(in thousands, expect per share data)
	December 31, 2017	September 30, 2017
Investment portfolio, at fair value	$1,723,372	$1,685,015
Total assets	$1,807,327	$1,754,176
Net asset value per share	$16.04	$16.08

	Quarter Ended
	December 31, 2017	September 30, 2017
Investment income	$36,450	$34,950
Net investment income	$18,511	$18,238
Net gain (loss) on investments	$2,804	$4,215
Net increase in net assets resulting from operations	$21,315	$22,453

Earnings per share	$0.36	$0.38
Net gain (loss) on investments per share	$0.05	$0.07
Net investment income per share	$0.31	$0.31
Accrual for capital gain incentive fee per share	$0.01	$0.01
Net investment income before capital gain incentive fee accrual per share (1)	$0.32	$0.32

(1) As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP financial measure. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, including the portion of such accrual that is not contractually payable under the terms of the Company's investment advisory agreement with GC Advisors. (the “Investment Advisory Agreement”). As of December 31, 2017, the cumulative capital gain incentive fee accrued by the Company in accordance with GAAP is $7.6 million, of which $1.2 million was payable as a capital gain incentive fee payable pursuant to the Investment Advisory Agreement as of December 31, 2017. The Company did not pay any capital gain incentive fees under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although this non-GAAP financial measure is intended to enhance investors’ understanding of the Company’s business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP.

First Fiscal Quarter 2018 Highlights

•
Net increase in net assets resulting from operations for the quarter ended December 31, 2017 was $21.3 million, or $0.36 per share, as compared to $22.5 million, or $0.38 per share, for the quarter ended September 30, 2017;

•	Net investment income for the quarter ended December 31, 2017 was $18.5 million, or $0.31 per share, as compared to $18.3 million, or $0.31 per share, for the quarter ended September 30, 2017;

•
Net investment income for the quarter ended December 31, 2017 excluding a $0.7 million accrual for the capital gain incentive fee under GAAP was $19.2 million, or $0.32 per share, as compared to $19.1 million, or $0.32 per share, when excluding a $0.8 million accrual for the capital gain incentive fee under GAAP for the quarter ended September 30, 2017;

•
Net gain on investments for the quarter ended December 31, 2017 was $2.8 million, or $0.05 per share, as compared to a net gain of $4.2 million, or $0.07 per share, for the quarter ended September 30, 2017; and

•	Our board of directors declared on February 6, 2018 a quarterly distribution of $0.32 per share payable on March 30, 2018 to stockholders of record as of March 8, 2018.

Portfolio and Investment Activities

As of December 31, 2017, the Company had investments in 190 portfolio companies with a total fair value of $1,631.8 million and had investments in Senior Loan Fund LLC (“SLF”) with a total fair value of $91.6 million. This compares to the Company’s portfolio as of September 30, 2017, as of which date the Company had investments in 185 portfolio companies with a total fair value of $1,590.0 million and investments in SLF with a total fair value of $95.0 million. Investments in portfolio companies as of December 31, 2017 and September 30, 2017 consisted of the following:

	As of December 31, 2017		As of September 30, 2017
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$193,459	11.2%	$195,029	11.6%
One stop	1,380,000	80.1	1,334,084	79.2
Second lien	9,435	0.6	9,434	0.6
Subordinated debt	60	0.0 *	59	0.0 *
LLC equity interests in SLF	91,591	5.3	95,015	5.6
Equity	48,827	2.8	51,394	3.0
Total	$1,723,372	100.0%	$1,685,015	100.0%

*	Represents an amount less than 0.1%.
The following table shows the asset mix of our new investment commitments for the three months ended December 31, 2017:

	For the three months ended December 31, 2017
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$38,498	27.1%
One stop	102,634	72.1
Equity securities	1,114	0.8
Total new investment commitments	$142,246	100.0%

Overall, total investments at fair value increased by 2.3%, or $38.4 million, during the three months ended December 31, 2017 after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss). Total investments at fair value held by SLF decreased by 7.2%, or $21.7 million, after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gain (loss).

For the three months ended December 31, 2017, the weighted average annualized investment income yield (which includes interest and fee income and amortization of capitalized fees and discounts) and the weighted average annualized income yield (which excludes income resulting from amortization of capitalized fees and discounts) on the fair value of earning portfolio company investments in the Company’s portfolio were 8.5% and 7.9%, respectively.

Consolidated Results of Operations

Total investment income for the quarters ended December 31, 2017 and September 30, 2017 was $36.5 million and $35.0 million, respectively. This $1.5 million increase was primarily attributable to increased income from our investment in SLF that was attributable to a rise in the credit performance of SLF’s portfolio.

Total expenses for the quarters ended December 31, 2017 and September 30, 2017 were $17.9 million and $16.7 million, respectively. This $1.2 million increase was primarily attributable to an increase in the incentive fee due to higher investment income. In addition, as of December 31, 2017, the Company incurred a capital gain incentive fee payable pursuant to the Investment Advisory Agreement of $1.2 million.

During the quarter ended December 31, 2017, the Company recorded a net realized gain of $0.5 million and recorded net unrealized appreciation of $2.3 million. The net realized gain was primarily due to the sale of six equity investments which was partially offset by the write off of one non-accrual portfolio company investment. The net unrealized appreciation was due to the reversal of unrealized depreciation associated with the write off of the portfolio company investment coupled with the rise in market prices on several middle market debt and equity investments.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are derived from the Company’s debt securitizations, U.S. Small Business Administration (“SBA”) debentures, revolving credit facilities and cash flow from operations. The Company’s primary uses of funds from operations include investments in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facilities, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.

As of December 31, 2017, the Company had cash and cash equivalents of $5.8 million, restricted cash and cash equivalents of $71.4 million and $828.3 million of debt outstanding. As of December 31, 2017, the Company had $59.7 million of remaining commitments and $59.7 million available for additional borrowings on its senior secured revolving credit facility with Wells Fargo Bank, N.A., as lender and administrative agent (“Credit Facility”), subject to leverage and borrowing base restrictions. As of December 31, 2017, through our licensees, we had $58.0 million of SBA debenture commitments, of which $13.0 million was available to be drawn, subject to customary SBA regulatory requirements.

On February 6, 2018, the Company’s Board of Directors declared a quarterly distribution of $0.32 per share, payable on March 30, 2018 to holders of record as of March 8, 2018.

Portfolio and Asset Quality

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3
Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.

2
Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).

1
Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of December 31, 2017 and September 30, 2017:

	December 31, 2017		September 30, 2017
Internal	Investments	Percentage of	Investments	Percentage of
Performance	at Fair Value	Total	at Fair Value	Total
Rating	(In thousands)	Investments	(In thousands)	Investments
5	$137,146	8.0%	$91,525	5.5%
4	1,411,330	81.9	1,378,316	81.8
3	170,010	9.9	212,629	12.6
2	3,720	0.2	249	0.0*
1	1,166	0.0*	2,296	0.1
Total	$1,723,372	100.0%	$1,685,015	100.0%

*	Represents an amount less than 0.1%.

Conference Call

The Company will host an earnings conference call at 2:00 p.m. (Eastern Time) on Thursday, February 8, 2018 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (800) 954-0687 approximately 10-15 minutes prior to the call; international callers should dial (212) 271-4615. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Resources link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 12.31.17 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 4:00 p.m. (Eastern Time) on March 10, 2018. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21879527.

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Financial Condition
(In thousands, except share and per share data)

	December 31, 2017	September 30, 2017
Assets	(unaudited)	(audited)
Investments, at fair value (cost of $1,707,273 and $1,671,239, respectively)	$1,723,372	$1,685,015
Cash and cash equivalents	5,750	3,988
Restricted cash and cash equivalents	71,380	58,570
Interest receivable	6,536	6,271
Other assets	289	332
Total Assets	$1,807,327	$1,754,176

Liabilities
Debt	$828,300	$781,100
Less unamortized debt issuance costs	3,514	4,273
Debt less unamortized debt issuance costs	824,786	776,827
Interest payable	6,132	3,800
Management and incentive fees payable	15,506	13,215
Accounts payable and accrued expenses	1,973	2,312
Payable for open trades	550	—
Accrued trustee fees	78	76
Total Liabilities	849,025	796,230

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2017 and September 30, 2017	—	—
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 59,741,248 and 59,577,293 shares issued and outstanding as of December 31, 2017 and September 30, 2017, respectively	60	60
Paid in capital in excess of par	942,179	939,269
Undistributed net investment income	(387)	3,074
Net unrealized appreciation (depreciation) on investments	18,767	16,444
Net realized gain (loss) on investments	(2,317)	(901)
Total Net Assets	958,302	957,946
Total Liabilities and Total Net Assets	$1,807,327	$1,754,176

Number of common shares outstanding	59,741,248	59,577,293
Net asset value per common share	$16.04	$16.08

Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)
	Three months ended
	December 31, 2017	September 30, 2017
	(unaudited)	(unaudited)
Investment income
Interest income	$33,354	$33,549
Dividend income	2,562	1,066
Fee income	534	335

Total investment income	36,450	34,950

Expenses
Interest and other debt financing expenses	7,714	8,155
Base management fee	5,930	6,072
Incentive fee	2,871	1,285
Professional fees	688	461
Administrative service fee	618	620
General and administrative expenses	118	119

Total expenses	17,939	16,712

Net investment income - before excise tax	18,511	18,238
Excise tax	—	—
Net investment income - after excise tax	18,511	18,238
Net gain (loss) on investments
Net realized gain (loss) on investments	481	11,018
Net change in unrealized appreciation (depreciation) on investments	2,323	(6,803)

Net gain (loss) on investments	2,804	4,215

Net increase in net assets resulting from operations	$21,315	$22,453

Per Common Share Data
Basic and diluted earnings per common share	$0.36	$0.38
Dividends and distributions declared per common share	$0.40	$0.32
Basic and diluted weighted average common shares outstanding	59,584,421	59,448,470

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured and one stop loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $20 billion of capital under management. For over 20 years, the firm has provided credit to help medium-sized U.S. businesses grow. The firm’s award-winning middle market lending business helps provide financing for middle market companies and their private equity sponsors. Golub Capital’s credit expertise also forms the foundation of its Late Stage Lending and Broadly Syndicated Loan businesses. Golub Capital has worked hard to build a reputation as a fast, reliable provider of compelling financing solutions, and we believe this has inspired repeat clients and investors. Today, the firm has over 300 employees with lending offices in Chicago, New York and San Francisco. For more information, please visit www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.